As filed with the Securities and Exchange Commission on May 6, 2025

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

THE YORK WATER COMPANY
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	23-1242500
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

130 EAST MARKET STREET YORK, PENNSYLVANIA	17401
(Address of principal executive offices)	(Zip Code)

The York Water Company 2025 Long-Term Incentive Plan
(Full title of the plan)

Joseph T. Hand
President and Chief Executive Officer
The York Water Company
130 East Market Street
York, Pennsylvania 17401
(Name and address of agent for service)
717-845-3601
(Telephone number, including area code, of agent for service)

Copy of all communications to:
Jeffrey G. Aromatorio
Reed Smith LLP
Reed Smith Centre
225 Fifth Avenue
Pittsburgh, PA  15222
(412) 288-3364

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by The York Water Company, a Pennsylvania corporation (the “Registrant”), relating to 150,000 shares of its common stock, no par value (the “Common Stock”), issuable to eligible employees and non-employee directors of the Registrant under the Registrant’s 2025 Long-Term Incentive Plan (the “Plan”), as amended and restated through January 27, 2025, which Common Stock is in addition to the 100,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on May 11, 2016 (File No. 333-211287) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by The York Water Company (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Commission on March 4, 2025;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the Commission on May 6, 2025;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on May 6, 2025; and

(d)
The description of the Registrant’s Common Stock, no par value (the “Common Stock”), filed as Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the Commission on March 10, 2020, including any amendment or report filed for the purpose of updating such description.

In addition, each document filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of those documents furnished or otherwise not deemed to be filed) after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description of Exhibits
4.1
The York Water Company 2025 Long-Term Incentive Plan”), as amended and restated through January 27, 2025 (incorporated by reference to Annex A to the Registrant’s Definitive Proxy Statement filed on March 21, 2025) (File No. 001-34245).

5.1*	Opinion of Reed Smith LLP.
23.1*	Consent of Baker Tilly US, LLP.
23.2*	Consent of Reed Smith LLP (included in Exhibit 5.1).
24.1	Power of Attorney (set forth on the signature page of this Registration Statement).
107*	Filing Fee Table.
*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in York, Pennsylvania, on this 5th day of May, 2025.

THE YORK WATER COMPANY

By:	/s/ Joseph T. Hand
Joseph T. Hand
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that the Securities Act of 1933, each person whose signature appears below makes, constitutes and appoints Joseph T. Hand and Matthew E. Poff and each of them acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments or post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith as the Registrant deems appropriate and hereby ratifies and confirms all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Joseph T. Hand	President and Chief Executive Officer (Principal Executive Officer and Director)	May 5, 2025
Joseph T. Hand

/s/ Matthew E. Poff	Chief Financial Officer and Treasurer (Principal Accounting Officer and Chief Financial Officer)	May 5, 2025
Matthew E. Poff

/s/ Paul R. Bonney	Director	May 5, 2025
Paul R. Bonney

/s/ Douglas S. Brossman	Director	May 5, 2025
Douglas S. Brossman

/s/ Michael W. Gang	Director	May 5, 2025
Michael W. Gang

/s/ Jeffrey R. Hines	Director	May 5, 2025
Jeffrey R. Hines

/s/ George W. Hodges	Director	May 5, 2025
George W. Hodges

/s/ Jody L. Keller	Director	May 5, 2025
Jody L. Keller

/s/ Robert F. Lambers	Director	May 5, 2025
Robert F. Lambert

/s/ Erin C. McGlaughlin	Director	May 5, 2025
Erin C. McGlaughlin

/s/ Steven R. Rasmussen	Director	May 5, 2025
Steven R. Rasmussen

/s/ Laura T. Wand	Director	May 5, 2025
Laura T. Wand